Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Misonix, Inc.

Farmingdale, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-223878) and Forms S-8 (File No. 333-203944, File No. 333-188554, File No. 333-165088, File No. 333-130874, File No. 333-63166, File No. 333-78795, File No. 333-18907, File No. 333-73924 and File No. 333-219348) of Misonix, Inc. of our reports dated September 5, 2019, except for the segment disclosure described in Note 13, as to which the date is September 3, 2020, relating to the consolidated financial statements (which report on the consolidated financial statements expresses an unqualified opinion and includes an emphasis-of-matter paragraph regarding the adoption of FASB issued Accounting Standards No. 606 “Revenue from Contracts with Customers (Topic 606)” and financial statement schedule, which appear in the Annual Report to shareholders, which is incorporated by reference in this Annual Report on Form 10-K. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2019.

/s/ BDO USA, LLP

Melville, New York

September 3, 2020